UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 8, 2003

Date of Filing:  July 8, 2003

Seattle Genetics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-32405	91-1874389
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21823 30th Drive SE

Bothell, Washington 98021

(Address of principal executive offices, including zip code)

(425) 527-4000

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure

On July 8, 2003, Seattle Genetics, Inc. completed a $41 million private placement transaction in which the company issued 1,640,000 shares of Series A convertible preferred stock, which are convertible into 16.4 million shares of common stock, and warrants to purchase 2,050,000 shares of common stock. J.P. Morgan Partners and Baker Brothers Investments led the private placement, with additional participation by Delphi Ventures, BA Venture Partners and T. Rowe Price Health Sciences Fund, Inc. As of closing, Srinivas Akkaraju, M.D., Ph.D. and Felix Baker, Ph.D. were appointed to Seattle Genetics’ board of directors, thereby increasing the size of the board to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEATTLE GENETICS, INC.
(Registrant)

Date: July 8, 2003	By:	/s/ Tim Carroll
Tim Carroll
Chief Financial Officer